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Exhibit 23.3.

Consent of Independent Petroleum Engineers and Geologists

        As independent petroleum engineers, we hereby consent to the reference of our appraisal reports for Questar Exploration and Production Company as of years ended December 31, 2001, 2002, 2003 and 2004, incorporated herein by reference into the following Registration Statements: Form S-3 (No. 333-48168) and Form S-8 (33-4436, 33-15149, 33-40800, 33-40801, 33-48169, 333-04913, 333-04951, 333-67658 and 333-89486).

/s/ FREDERIC D. SEWELL Chairman and Chief Executive Officer NETHERLAND, SEWELL & ASSOCIATES, INC.

Dallas, Texas
March 4, 2005

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Consent of Independent Petroleum Engineers and Geologists